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                                                                 EXHIBIT (m)(2)

                        VAN KAMPEN LIFE INVESTMENT TRUST

                                  SERVICE PLAN


         The plan set forth below (the "Service Plan") for each portfolio (each a "Portfolio," and collectively, the "Portfolios") of the VAN KAMPEN LIFE INVESTMENT TRUST (the "Trust") set forth on Annex A hereto describes the material terms and conditions under which assets of each Portfolio may be used to compensate the Portfolio's principal underwriter, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), brokers, dealers and other financial intermediaries (collectively "Financial Intermediaries") for providing personal services to shareholders and/or the maintenance of shareholder accounts with respect to its Class II shares of beneficial interest (the "Class II Shares").(1)

         Each Portfolio has adopted a distribution plan (the "Distribution Plan") pursuant to which each such Portfolio is authorized to expend on an annual basis a portion of its average net assets attributable to its Class II Shares in connection with financing distribution related activities. Each Portfolio also has entered into a distribution and services agreement (the "Distribution and Services Agreement") with Van Kampen Funds Inc. (the "Distributor"), pursuant to which the Distributor acts as agent on behalf of the Portfolio in connection with the implementation of the Service Plan and acts as the principal underwriter with respect to each class of its shares. The Distributor may enter into selling agreements (the "Selling Agreements") with brokers, dealers and other financial intermediaries ("Financial Intermediaries") in order to implement the Distribution and Services Agreement, the Distribution Plan and this Service Plan.

1. Each Portfolio hereby is authorized to pay a service fee with respect to its Class II Shares to any person who sells such shares and provides personal services to shareholders and/or maintains shareholder accounts in an annual amount not to exceed 0.25% of the average daily net assets of the Portfolio attributable to Class II Shares. The aggregate annual amount of all such payments with respect to Class II Shares may not exceed 0.25% of the Portfolio's average daily net assets attributable to Class II Shares.


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(1)      Each Portfolio is authorized to offer multiple classes of shares pursuant to a Rule 18f-3 Plan adopted under the 1940 Act.



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2.       Payments pursuant to this Service Plan may be paid or prepaid on behalf of a Portfolio by the Distributor acting as the Portfolio's agent.

3. Payments by a Portfolio to the Distributor pursuant to this Service Plan shall not be made more often than monthly upon receipt by the such Portfolio of a separate written expense report setting forth the expenses qualifying for such reimbursement and the purposes thereof.

4. In the event that amounts payable hereunder with respect to the Class II Shares of a Portfolio do not fully reimburse the Distributor for pre-paid service fees, such unreimbursed service fee expenses will be carried forward and paid by the Portfolio hereunder in future years so long as this Service Plan remains in effect, subject to applicable laws and regulations. Reimbursements for service fee related expenses payable hereunder with respect to Class II Shares may not be used to subsidize services provided with respect to any other class of shares of such Portfolio.

5. No Portfolio shall compensate the Distributor, and neither any Portfolio nor the Distributor shall compensate any Financial Intermediary, for any service related expenses incurred with respect to the Class II Shares prior to the later of (a) the implementation of this Service Plan with respect to the Class II Shares or (b) the date that such Financial Intermediary enters into a Selling Agreement with the Distributor.

6. Each Portfolio hereby authorizes the Distributor to enter into Selling Agreements with certain Financial Intermediaries to provide compensation to such Financial Intermediaries for activities and services of the type referred to in Paragraph 1 hereof. Prior to the implementation of a Selling Agreement, such agreement shall be approved by a majority of the Board of Trustees of the Trust and a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein by a vote cast in person at a meeting called for the purpose of voting on such Selling Agreements. Such Selling Agreements shall provide that the Financial Intermediaries shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraphs 3 and 8 hereof.


7. Subject to the provisions of this Service Plan, each Portfolio is hereby authorized to pay a service fee to any person that is not an "affiliated person" or "interested person" of the Portfolio or its "investment adviser" or "principal underwriter" (as such terms are defined in the 1940 Act) who provides any of the foregoing services for such Portfolio. Such fee shall be paid only pursuant to written


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agreements between the Trust and such other person the terms of which permit payments to such person only in accordance with the provisions of this Service Plan and which have the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940
Act) and who have no direct or indirect financial interest therein by vote cast separately with respect to the Class II Shares and cast in person at a meeting called for the purpose of voting on such written agreement.

8. Each Portfolio and the Distributor shall prepare written reports and shall submit such reports to the Trust's Board of Trustees on a quarterly basis summarizing all payments made by them pursuant to this Service Plan and the agreements contemplated hereby, the purposes for which such payments were made and such other information as the Board of Trustees or the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) may reasonably request from time to time, and the Board of Trustees shall review such reports and other information.

9. This Service Plan may be terminated with respect to any Portfolio without penalty at any time by a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein or by a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Class II Shares of such Portfolio.

10. This Service Plan shall become effective with respect to each respective Portfolio upon its approval by a majority of the Board of Trustees and a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein.

11. This Service Plan and any agreement contemplated hereby shall continue in effect beyond the first anniversary of its adoption by the Board of Trustees of the Trust only so long as (a) its continuation is approved at least annually in the manner set forth in clause paragraph 10 above and (b) the selection and nomination of those trustees of the Trust who are not "interested persons" of the Trust are committed to the discretion of such trustees.

12. This Service Plan may not be amended with respect to any Portfolio to increase materially the maximum amounts permitted to be expended hereunder except with the approval of a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Class II Shares of such Portfolio and may not


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be amended in any other material respect except with the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Service Plan. Amendments required to conform this Service Plan to changes in the Rule or to other changes in the 1940 Act or the rules and regulations thereunder shall not be deemed to be material amendments.

13. The Trustees of the Trust have adopted this Service Plan as trustees under the Declaration of Trust of the Trust and the policies of the Trust adopted hereby are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the trust estate.


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                                                                         ANNEX A

                        VAN KAMPEN LIFE INVESTMENT TRUST


                           AGGRESSIVE GROWTH PORTFOLIO
                           ASSET ALLOCATION PORTFOLIO
                               COMSTOCK PORTFOLIO
                            DOMESTIC INCOME PORTFOLIO
                            EMERGING GROWTH PORTFOLIO
                              ENTERPRISE PORTFOLIO
                             GLOBAL EQUITY PORTFOLIO
                              GOVERNMENT PORTFOLIO
                           GROWTH AND INCOME PORTFOLIO
                             MONEY MARKET PORTFOLIO
                 MORGAN STANLEY REAL ESTATE SECURITIES PORTFOLIO
                             SELECT GROWTH PORTFOLIO
                            STRATEGIC STOCK PORTFOLIO
                              TECHNOLOGY PORTFOLIO






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